Exhibit 10.1

LENDER JOINDER TO

AMENDED AND RESTATED CREDIT AGREEMENT

This LENDER JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Lender Joinder”) dated June 24, 2009, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), for itself and the Subsidiaries of the Operating Company (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), Beneficial Mutual Savings Bank, a Pennsylvania stock savings bank, with its place of business at 530 Walnut Street, Philadelphia, Pennsylvania 19106-3696 (the “New Lender”), and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A.      Pursuant to that certain Amended and Restated Credit Agreement, dated August 15, 2007, by and among the parties hereto, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated November 2, 2007 and a Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Thirty-Five Million Dollars ($35,000,000), with the ability to request further increases thereto in a maximum aggregate principal amount of Ten Million Dollars ($10,000,000), and (ii) an acquisition facility in the maximum aggregate principal amount of One Hundred Two Million Eight Hundred Fifty Thousand Dollars ($102,850,000), with the ability to request further increases thereto in a maximum aggregate principal amount of Fifty-Seven Million Dollars ($57,000,000).

B.      Borrowers have requested a Five Million Dollar ($5,000,000) increase in the size of the Acquisition Facility to a maximum aggregate principal amount of One Hundred Seven Million Eight Hundred Fifty Thousand Dollars ($107,850,000).

C.      The commitment for the requested increase being provided pursuant to this Lender Joinder is being provided by the New Lender.

D.      The Administrative Agent is willing to agree to such increase, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Definitions.

(a)      General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2.        Amendment and Restatement of Schedule 2.01. Schedule 2.01 to the Credit Agreement, is hereby amended, restated and replaced by the Schedule 2.01 attached to this Lender Joinder.

3.        Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(a)      Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b)      Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Lender Joinder and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Lender Joinder and any such additional documents delivered in connection with the Lender Joinder are herein referred to as the “Lender Joinder Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Lender Joinder Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Lender Joinder and the other Lender Joinder Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c)      No Violation. The making and performance of the Lender Joinder Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d)      No Default. Immediately prior to and after giving effect to this Lender Joinder, no Default or Event of Default has occurred and is continuing;

(e)      No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2008; and

(f)      Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since April 30, 2009.

4.        Conditions to Effectiveness of Lender Joinder. This Lender Joinder shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)      Lender Joinder. This Lender Joinder, duly executed by the Credit Parties and the New Lender, together with the funding by the New Lender of its portion of the Acquisition Facility;

(b)      Note. A Note, duly executed by the Borrowers, for the New Lender with respect to its Commitment; and

(c)      Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement (including, without limitation, the Purchase Agreement) which are required as a result of any Credit Party’s execution of this Lender Joinder, if any.

5.        Joinder of New Lender. The New Lender hereby acknowledges and agrees, by its execution and delivery of this Lender Joinder, that it joins the Credit Agreement as a Lender thereunder, subject to all the rights and responsibilities of a Lender thereunder. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements which would be applicable to an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement, (iii) from and after the date of this Lender Joinder, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and either it, or the Person exercising discretion in making its decision to acquire its Commitments, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Lender Joinder and to purchase its Commitments, (vi) it has, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Lender Joinder and to provide its Commitments, and (vii) if it is a Foreign Lender, it has provided to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents.

6.         Reallocation of Loans. On the Lender Joinder Effective Date, in order to effectuate any reallocations of Loans necessary to reflect the revised Commitments of the Lenders, the Borrowers shall prepay any Acquisition Loans (with the proceeds of Acquisition Loans received on such date) outstanding on the Lender Joinder Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Acquisition Loans ratable with any revised Applicable Acquisition Percentages arising from any nonratable increase in the Acquisition Commitments under the Lender Joinder.

7.         Binding Effect. This Lender Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.         Governing Law. This Lender Joinder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

9.         Headings. The headings of the sections of this Lender Joinder are inserted for convenience only and shall not be deemed to constitute a part of this Lender Joinder.

10.        Counterparts. This Lender Joinder may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Lender Joinder by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Lender Joinder.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Lender Joinder to Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC
its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC, for itself and each other Borrower

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Borrowers’ Signature Page to Lender Joinder to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne Zeschke
Name:	Anne Zeschke
Title:	Vice President

Administrative Agent’s Signature Page to Lender Joinder to Amended and Restated Credit Agreement

BENEFICIAL MUTUAL SAVINGS BANK

By:	/s/ Andrew J. Niesen
Name:	Andrew J. Niesen
Title:	Vice President

Lender’s Signature Page to Lender Joinder to Amended and Restated Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Acquisition Commitment	Percentage of Acquisition Commitments	Revolving Credit Commitment	Percentage of Revolving Credit Commitments
Bank of America, N.A.	$19,675,068.48	18.242993491%	$10,300,316.13	29.429474657%
TD Bank, N.A.	$23,502,686.08	21.792013055%	$9,473,129.61	27.066084600%
Sovereign Bank	$12,206,492.00	11.318026889%	$7,692,307.69	21.978021971%
Capital One, N.A.	$12,945,205.48	12.002972169%	$2,054,794.52	5.870841486%
Harleysville National Bank and Trust Company	$8,630,136.99	8.001981443%	$1,369,863.01	3.913894314%
Sun National Bank	$8,630,136.99	8.001981443%	$1,369,863.01	3.913894314%
TriState Capital Bank	$8,630,136.99	8.001981443%	$1,369,863.01	3.913894314%
Susquehanna Bank	$8,630,136.99	8.001981443%	$1,369,863.01	3.913894314%
Beneficial Mutual Savings Bank	$5,000,000.00	4.636068614%	$0	0.0%
Total	$107,850,000	100.000000000%	$35,000,000	100.000000000%